Exhibit 99.1

Virage Logic Reports First Quarter Fiscal Year 2010 Results

Record First Quarter Results Put Company on Track to Achieve Approximately 100% Year over Year Revenue Growth for Fiscal 2010

FREMONT, Calif.--(BUSINESS WIRE)--February 3, 2010--Virage Logic Corporation (NASDAQ:VIRL), the semiconductor industry’s trusted IP partner, today reported its financial results for the first fiscal quarter ended December 31, 2009. Total revenue for the first quarter of fiscal 2010 was $21.7 million, compared with $11.3 million for the first quarter of fiscal 2009 and $13.1 million for the fourth quarter of fiscal 2009. License revenue for the first quarter of fiscal 2010 was $16.9 million compared with $8.5 million for the same period a year ago and $10.9 million for the prior quarter. Royalty income for the first quarter of fiscal 2010 was $4.7 million, compared with $2.8 million and $2.2 million for first and fourth quarter of fiscal 2009, respectively.

As reported under U.S. generally accepted accounting principles (GAAP), net loss was $2.2 million, or ($0.09) per share for the first quarter of fiscal 2010 compared to a net loss for the first quarter of fiscal 2009 of $2.6 million, or ($0.11) per share, and net loss of $3.2 million or ($0.14) per share for the fourth quarter of fiscal 2009.

Excluding the effects of stock-based compensation expenses, acquisition related expenses and amortization of intangibles, the company would have reported total net income after tax of $0.9 million, or $0.04 per share, or $0.06 per share excluding the net loss associated with our mid-quarter acquisition of NXP’s advanced CMOS IP and engineering team (NXP Strategic Outsourcing).

The reconciliation of GAAP to Non-GAAP financial results includes $1.0 million of stock-based compensation expense and $3.3 million of amortization of intangibles and other acquisition related charges reduced by $1.2 million tax effect for a net total of $3.1 million.

Virage Logic President and CEO, Dr. Alex Shubat said, “We are pleased with our record first quarter results, as they put us on track to achieve approximately 100% year over year revenue growth for fiscal 2010. We grew total license revenues by 55%, from $10.9 million in the prior quarter to $16.9 million in our first fiscal quarter. Our royalty income grew 114% from $2.2 million to $4.7 million. This strong increase in royalty income was a result of both increased wafer foundry utilization as well as royalties from our recent ARC International acquisition.

Fiscal 2009 was a pivotal year for Virage Logic and our first quarter fiscal 2010 results underscore the significant progress we made against the transformational goals we outlined in early 2007. The infrastructure and organizational alignments we made in fiscal years 2007 and 2008 enabled us to accelerate on our inorganic growth initiatives for fiscal year 2009 and beyond. Our recent acquisitions of ARC International and a portion of NXP’s advanced CMOS IP portfolio in late fiscal 2009 were facilitated by these organizational changes. In addition, the increasing shift that large semiconductor IDMs are making towards a ‘fabless’ or ‘fab-lite’ business model have continued to play to our core strengths, enabling us to gain market share by serving as a Trusted IP partner to a broader account base. Finally, our continued focus on standard versus custom products and the deeper, strategic engagements we established with this expanded customer base has resulted in an increasing sales pipeline, both from a total dollar value and individual deal size. First quarter fiscal 2010 highlights of our continued progress against some of our stated transformation goals include:

Broadening our product portfolio to further establish Virage Logic as a single source provider of a broad line of semiconductor IP.

  We announced the availability of the new ARC® 601 32-bit microprocessor, which offers more than twice the performance of the current market leading solution at a comparable size and power. The ARC 601, ideal for microcontroller replacement as well as embedded applications, expands our processor product portfolio, one that was already the second most widely used processor architecture in the industry, with ARC cores currently shipping in more than 425 million products annually.
  We added a new member, the STAR™ (Self Test and Repair) Silicon Browser, to our flagship STAR™ Memory System product family. The STAR Silicon Browser increases the efficiency of post silicon test, system debug and embedded memory characterization.
  The integration of the NXP team is on schedule. In addition, we are in the exploratory phase with our key customers, which will result in prioritizing the development and launch efforts of the acquired NXP IP portfolio.
  Our Leadership team has been strengthened by the appointment of two new executives – Stuart Crumbaugh, Vice President of Finance, and Joshua Rom, GM of Analog Business Unit (as previously announced on January 11th).

Being first-to-market with next generation advanced technology products. We have expanded on our early leadership position at 40nm, and today have more than 20 customers actively designing SoCs at 40nm. We also continue our early leadership at 28nm, with the addition of two new end customers. As a result of our early leadership at these two advanced nodes, we believe our SiWare™ Memory, SiWare™ Logic and High Speed Interface products offer the industry’s broadest portfolio of silicon proven IP.”

Dr. Shubat concluded, “We are encouraged by our first quarter fiscal 2010 results as well as our continued execution on critical key transformational initiatives. Today, our product portfolio has expanded to the point that our non-captive SAM (served available market) has grown from $200 million in 2007 to over a $1 billion in 2010. We are well positioned to serve as a single source supplier of a broad range of semiconductor IP, as evidenced by the increasing number of large, bundled, ratable agreements entered into with major IDMs and SoC providers. Our strong backlog, together with our solid sales pipeline and increasing customer engagements, will enable our company to enjoy record license revenue in fiscal 2010. In addition, we believe that revenue from royalties will continue to increase throughout fiscal 2010, as a result of strong growth in semiconductor wafer shipments.”

“For the second quarter fiscal 2010, we are projecting revenues of $23.5 million to $24.0 million and non-GAAP EPS results of $0.01 to $0.02 per share including the estimated first full quarter impact of ($0.05) from our Strategic Outsourcing business, acquired from NXP in mid-Q1, FY2010. As we have stated previously, we expect that this Strategic Outsourcing business will contribute positively to our corporate EPS by Q4, FY2010. During the second quarter, the Company expects to realize, before tax and any extraordinary charges, approximately $3.5 million to $3.7 million in non-GAAP adjustments comprised primarily of stock-compensation, amortization and acquisition-related expenses.”

Although this news release will be available on the Company’s website, the Company disclaims any duty or intention to update these or any other forward-looking statements.

Use of Non-GAAP Information

We believe the financial figures we include that are not presented in accordance with GAAP assist investors in understanding our business and operating results. This information is intended to provide investors with useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include charges that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. The Company’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the core costs of those business operations. Management believes that goodwill impairment charges, valuation allowance on deferred tax assets, restructuring charges, acquisition-related charges and stock-based compensation are not part of its core business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items involved in the adjustment from GAAP to non-GAAP presentation in this earnings release are, restructuring charges, acquisition-related charges, amortization and stock-based compensation that are included in cost of revenues, research and development, general and administrative and sales and marketing expenses. To determine our non-GAAP tax provision, the Company recalculates tax based on non-GAAP income before taxes and adjusts accordingly.

For each such non-GAAP measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of our finance results in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes acquisition-related charges in order to provide a more consistent and meaningful evaluation of the Company’s operating expenses. Management also excludes goodwill impairment, valuation allowance on deferred tax assets and restructuring charges as these are non-recurring charges which are not expected to occur on a regular basis. Management also excludes the impact of stock-based compensation to help it compare current period operating expenses against the operating expenses for prior periods. In addition, the availability of non-GAAP information helps management track actual performance relative to financial targets. This information also helps investors compare the Company’s performance with other companies in the industry, which use similar financial measures to supplement their GAAP financial information.

The Company also presents non-GAAP net income (loss) per share excluding the net loss for NXP Strategic Outsourcing. Our operations related to NXP Strategic Outsourcing are distinct from our other operations given that they are run separately in the Netherlands, have operating costs that are associated only with them as opposed to our other operations, were only recently acquired and are in the process of being integrated. The only revenue associated from these operations is under our agreements with NXP. All general and administrative expenses of the Company are included in non-GAAP net income (loss) per share excluding operating loss for NXP Strategic Outsourcing (i.e. we have not allocated to NXP Strategic Operations, nor have we excluded from non-GAAP net income (loss) per share excluding operating loss for NXP Strategic Outsourcing, any general and administrative expenses). We believe that presenting net income without operating loss for NXP Strategic Outsourcing is helpful to investors because it enables them to track incremental expenses related to these operations as well as the progress of our integration effort towards the goal of achieving operating profit for the NXP Strategic Outsourcing operations.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Management believes that providing this non-GAAP financial information, in addition to GAAP information, facilitates consistent comparison of the Company’s financial performance over time. The Company has historically provided non-GAAP information to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate the Company’s core operating performance in the way that management does.

Conference Call

Virage Logic's management will hold a teleconference on first fiscal quarter 2010 results at 1:30 p.m. PACIFIC / 4:30 p.m. EASTERN today, February 3, 2010. Participants can access the call by dialing (877) 941-0844 (domestic) or (480) 629-9645 (international) or can listen via a live Internet webcast, which can be found on the Investor Relations page of the Virage Logic website at www.viragelogic.com. A replay of the call will be available at (800) 406-7325 (domestic) or (303) 590-3030 (international), access number 4203352 through February 5, 2010; and the webcast can be accessed at www.viragelogic.com for 30 days.

About Virage Logic

Virage Logic is a leading provider of semiconductor intellectual property (IP) for the design of complex integrated circuits. The company's highly differentiated product portfolio includes processor solutions, interface IP solutions, embedded SRAMs and NVMs, embedded memory test and repair, logic libraries, and memory development software. As the industry's trusted semiconductor IP partner, more than 400 foundry, IDM and fabless customers rely on Virage Logic to achieve higher performance, lower power, higher density and optimal yield, as well as shorten time-to-market and time-to-volume. For further information, visit http://www.viragelogic.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements made in this news release, other than statements of historical fact, and any assumptions underlying these statements, are forward-looking statements, including, for example, statements relating to financial results for the second quarter of fiscal 2010, company trends, business outlook and technology leadership. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic’s ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic’s ability to execute on its strategy; the company’s ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company’s ability to obtain royalty revenues from customers in addition to license fees; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company’s Annual Report on Form 10-K for the period ended September 30, 2009, and in Virage Logic’s other periodic reports filed with the SEC, all of which are available from Virage Logic’s website (www.viragelogic.com) or from the SEC’s website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

Reconciliation of GAAP to Non-GAAP Financial Results

Statement of Operations Reconciliation (in thousands)	Three Months Ended December 31, 2009		Three Months Ended December 31, 2008
GAAP net loss	$(2,181)	(1)	$(2,611)
Stock-based compensation expense charged to operating expense	1,016		64
Stock-based compensation expense (benefit) related to custom contracts	(24)		11
Amortization of intangibles and acquisition related expenses excluding Strategic Outsourcing	2,447		2,041
Amortization of intangibles and acquisition related expenses for Strategic Outsourcing	872		-
Tax effect excluding Strategic Outsourcing	(1,024)		(922)
Tax effect related to Strategic Outsourcing	(181)		-
Non-GAAP net income (loss)	$925		$(1,417)

Income (loss) per share:
Basic	$0.04	(2)	$(0.06)
Diluted	$0.04	(2)	$(0.06)

Shares used in computing per share amounts:
Basic	24,407		22,936
Diluted	24,598		22,936

(1) Includes net loss related to Strategic Outsourcing of $502,000
(2) Includes non-GAAP net loss per share related to Strategic Outsourcing of ($0.02)

Operating loss related to Strategic Outsourcing	$(679)
Tax benefit related to Strategic Outsourcing	177
Total Non-GAAP net loss from Strategic Outsourcing	$(502)
Non-GAAP net loss per share related to Strategic Outsourcing	$(0.02)

Virage Logic Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per-share amounts)
(Unaudited)

	For the Three Months Ended
	December 31,
	2009	2008
Revenue:
License	$16,923	$8,501
Royalties	4,735	2,848
Total revenues	21,658	11,349
Cost and expenses:
Cost of revenues	4,519	2,569
Research and development	11,242	9,019
Sales and marketing	4,681	2,667
General and administrative	4,572	2,121

Total cost and expenses	25,014	16,376
Operating loss	(3,356)	(5,027)
Interest and other income (expense), net	280	648
Income (loss) before taxes	(3,076)	(4,379)

Income tax provision (benefit)	(895)	(1,768)

Net loss	$(2,181)	$(2,611)

Loss per share:
Basic	$(0.09)	$(0.11)
Diluted	$(0.09)	$(0.11)

Shares used in computing per share amounts:
Basic	24,407	22,936
Diluted	24,407	22,936

Virage Logic Corporation
Unaudited Consolidated Balance Sheets
(In thousands)

	December 31,	September 30,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$24,473	$22,473
Short-term investments	3,404	7,383
Accounts receivable, net	18,253	15,930
Costs in excess of related billings on uncompleted contracts	1,086	1,262
Deferred tax assets	416	416
Prepaid expenses	5,306	6,887
Taxes receivable	107	108
Total current assets	53,045	54,459

Property, plant and equipment, net	6,858	6,533
Goodwill	15,378	10,984
Other intangible assets, net	31,962	29,645
Deferred tax assets - long-term	8,981	8,858
Taxes receivable - long-term	3,003	2,768
Other long-term assets	3,856	4,858

Total assets	$123,083	$118,105

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,153	$4,767
Accrued expenses	13,938	18,713
Deferred revenues	17,427	9,930
Income taxes payable	36	--
Total current liabilities	33,554	33,410
Income tax liabilities	179	935
Deferred tax liabilities	3,159	3,156
Other long-term accruals	906	1,397
Non-controlling interest	---	997
Total liabilities	37,798	39,895

Stockholders' equity:
Common stock	27	24
Additional paid-in capital	152,799	143,754
Accumulated other comprehensive (loss) income	79	(129)
Treasury stock, at cost	(5,130)	(5,130)
Accumulated deficit	(62,490)	(60,309)
Total stockholders' equity	85,285	78,210

Total liabilities and stockholders' equity	$123,083	$118,105

CONTACT:
For more information contact:
Virage Logic Corporation
Brian Sereda, 510-360-8017
Chief Financial Officer
brian.sereda@viragelogic.com